
<ARTICLE> 5
<LEGEND> This Schedule contains summary financial information extracted from the consolidated balance sheets and consolidated statements of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>1,000

<PERIOD-TYPE>                 12-MOS
<FISCAL-YEAR-END>             JUL-31-1994
<PERIOD-END>                  JUL-31-1994
<CASH>                        3,116
<SECURITIES>                  6,293
<RECEIVABLES>                 8,622
<ALLOWANCES>                 (2,332)
<INVENTORY>                   0
<CURRENT-ASSETS>              0
<PP&E>                        621,342
<DEPRECIATION>               (49,102)
<TOTAL-ASSETS>                616,993<F1>
<CURRENT-LIABILITIES>         0
<BONDS>                       35,560
<COMMON>                      605,437
<PREFERRED-MANDATORY>         0
<PREFERRED>                   0
<OTHER-SE>                   (39,944)
<TOTAL-LIABILITY-AND-EQUITY>  616,993<F2>
<SALES>                       0
<TOTAL-REVENUES>              100,955
<CGS>                         0
<TOTAL-COSTS>                 45,761
<OTHER-EXPENSES>              2,713
<LOSS-PROVISION>              1,152
<INTEREST-EXPENSE>            0
<INCOME-PRETAX>               52,319<F3>
<INCOME-TAX>                  0
<INCOME-CONTINUING>           52,319<F3>
<DISCONTINUED>                0
<EXTRAORDINARY>               0
<CHANGES>                     0
<NET-INCOME>                  52,319<F3>
<EPS-PRIMARY>                 1.06
<EPS-DILUTED>                 1.06

<F1>  Other Assets not shown are: Other Receivables, Prepaid
      Expenses and Deferred Charges, and Other Assets which total
      29,054.
<F2>  Additional liabilities not shown are: Other Liabilities, and
      Tenants' Security Deposits which total 15,490.
<F3>  Includes Capital Gains of 990.

